EXHIBIT 23.1
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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors of Advantage Oil & Gas Limited


We consent to the inclusion in this annual report on Form 40-F of:

    - our Report of Independent Registered Public Accounting Firm dated March 21, 2007 on the consolidated balance sheets of Advantage Energy Income Fund ("the Fund") as at December 31, 2006 and 2005, and the consolidated statements of income and accumulated deficit and cash flows for each of the years in the two year period ended December 31, 2006

    - our Report of Independent Registered Public Accounting Firm dated March 21, 2007 on management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006 each of which is included in this annual report on Form 40-F of the Company for the fiscal year ended December 31, 2006.


/s/ KPMG LLP

Chartered Accountants

Calgary, Canada
March 26, 2007